UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Empire State Building
350 Fifth Ave, Suite 7530
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 440-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2020, the Board of Directors  (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Elisabeth Björk, M.D., Ph.D., to the Board, effective April 20, 2020. Dr. Björk will hold office until the date of the annual meeting of stockholders following the year ending December 31, 2019 or until her earlier death, resignation or removal. Dr. Björk was also appointed to the Board’s Audit Committee.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Dr. Björk an option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The options will vest over a three-year period, with the first third vesting upon the one year anniversary of the grant date, and the remaining two-thirds vesting over the subsequent two years in equal monthly installments, subject to Dr. Björk’s continued service on the Board.

Dr. Björk has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2018.

Dr. Björk, age 58, will serve as a member of the Board as of April 20, 2020. She is currently the Senior Vice President, Head of Late-Stage Development, Cardiovascular, Renal and Metabolism (CVRM), BioPharmaceuticals R&D at AztraZeneca, leading the global development of medicines in this area. Prior to taking on this role in June 2012, Dr. Bjӧrk had several roles of increasing seniority within AstraZeneca, with responsibility for clinical phases I-IV.  She is an endocrinologist by training and an associate professor of medicine at Uppsala University, and was Head of the Diabetes and Endocrinology Unit at the University Hospital, Uppsala, where she spent 15 years in clinical practice and diabetes research, before joining AstraZeneca in 2002. She is also a board member of Chalmers University of Technology, Chalmers Ventures AB, Bjӧrks Matematik o Mera AB and rfidcompare europe AB. We believe that Dr. Bjӧrk’s qualifications to serve on our Board include her depth of knowledge of the pharmaceutical industry and her many years of experience in drug development.

There are no arrangements or understandings between Dr. Björk and any other person pursuant to which Dr. Björk was appointed as a member of the Board. There are no family relationships between Dr. Björk, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Björk, on the one hand, and the Company, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: April 22, 2020	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director